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Affymetrix, Inc.
December 27, 2000
Page 1

                                                                   EXHIBIT 5.1


                              December 27, 2000

Affymetrix, Inc.
3380 Central Expressway
Santa Clara, CA 95051

     RE:  OPINION OF COUNSEL

     I am Senior Vice President, General Counsel and Corporate Secretary of Affymetrix, Inc., a Delaware corporation (the "Company"). In that capacity, I am furnishing this opinion with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of 122,757 shares of Common Stock, par value $.01 (the "Shares"), to be issued under the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan, as amended (the "Plan").

     In arriving at the opinion expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for opinions expressed herein. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that the Shares being registered under the Registration Statement have been duly and validly authorized for issuance and, upon delivery thereof and payment therefor in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and non-assessable.

     I express no opinion with respect to laws other than those of the federal law of the United States of America, the Delaware General Corporation Law, and the California Code, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the Shares under the Securities Act of 1933, as amended.



                                       Very truly yours,



                                       /s/ Vern Norviel
                                       --------------------------------------
                                       Vern Norviel
                                       Senior Vice President, General Counsel
                                       and Corporate Secretary